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                                 EXHIBIT 23.2
                                 ------------

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Video City, Inc.
Torrance, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 14, 1999, relating to the consolidated financial statements of Video City, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 1999.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                   BDO SEIDMAN, LLP


        Los Angeles, California
        June 25, 1999